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[LOGO]


                                  November 13, 1996


Mr. Earl W. Shapiro
President
Prairie Packaging, Inc.
7207 S. Mason Avenue
Bedford Park, Illinois  60638

    Re:  Development of Manufacturing Plant
         ----------------------------------

Dear Earl

    Set forth below is a summary of the proposed business arrangement between EarthShell Container Corporation or its subsidiary ("ECC") and Prairie Packaging, Inc. or its subsidiary ("Prairie") concerning the equipping and operation of a pioneer plant to be developed to manufacture and distribute EarthShell containers and any other products agreed to by the parties (the "Products").

    In terms of a broad overview, and subject to the more specific discussion below, the general structure of our arrangement with respect to the plant is that Prairie and ECC will enter into a joint venture to manufacture and distribute the Products. The legal form of the joint venture will be a Delaware limited liability company (the "LLC") to be formed between Prairie and ECC. ECC will sublicense its proprietary technology to the LLC to manufacture the Products in exchange for a 20% royalty on product sales. The business of operating the plant and manufacturing and distributing the Products will be conducted by the LLC, which in turn will be managed by Prairie. As a condition to ECC's entering into the arrangement, Prairie, on behalf of the LLC, will negotiate and procure the McDonald's Contract (as defined in Section 1(g) below).

    Our mutual objective is to establish a long-term, profitable relationship that, over time, will fairly and adequately compensate each party for its contributions to, and assumptions of risk with respect to, the venture. In this regard, each party shall cooperate with the other, and provide the LLC with such technical assistance as may be required, in order for the LLC to become a commercial success. As further described herein, ECC shall provide the LLC with a viable Technology that consists of patents and other proprietary information, specified product mixes, and a list of preferred equipment suppliers and vendors.

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Mr. Earl W. Shapiro
November 13, 1996
Page 2


    Each party will cooperate with the other and the LLC and take all commercially reasonable steps to facilitate the realization by the LLC and each party of its economic objectives and, in addition, will administer, implement and enforce the terms and provisions of the Definitive Agreements (as defined in Section 10 below) in manner that will reasonably (i) ensure the commercial success of the LLC and the timely fulfillment of all of its obligations under the McDonald's Contract, (ii) maintain, if not enhance, the credibility and reputation of the parties in the business community and the consumer public at large, (iii) enable each party to realize its stated economic objectives and
(iv) not unfairly deprive any party of its profit expectations.

    With these basic objectives and principles in mind, I have outlined below in more specific detail the framework for our letter of intent with respect to the pioneer plant.

    1.   GENERAL STRUCTURE.

         a. ECC will sublicense the Technology to the LLC pursuant to a Sublicense Agreement in consideration for a 20% royalty on the gross revenue derived by the LLC from the sale of Products. The Sublicense will grant the LLC a non-exclusive right to manufacture, market and distribute the Products in the Territory (to be defined in the Definitive Agreements). The Sublicense Agreement will continue until the expiration of the last material patent covering the Technology. The LLC will conduct the business of manufacturing, marketing and distributing the Products licensed to the LLC. The LLC will be owned by Prairie and ECC, with Prairie being in charge of its operations.

         b. Subject to Section 10(b), either party may engage in other business activities outside of the LLC, regardless of whether such activities are competitive with the LLC. It is further acknowledged that ECC may be obligated to deliver the first line of equipment designed to produce sandwich containers to another party, with the LLC receiving the second line of equipment and such additional lines of equipment as will be necessary for the LLC to timely fulfill its delivery commitments under the McDonald's Contract.

         c. The LLC will agree to render reports on monthly Product sales within 20 days following the end of each calendar month.

         d. ECC will indemnify the LLC and Prairie from any infringement claims made by third parties with respect to the Technology.

         e. ECC shall provide the LLC with "specifications" for production (e.g., composition and process) of the Products to be commercialized by the LLC as part of the process in developing an economic model for such Products.
 The Technology licensed to the LLC will be based, in part, on specific patents (both issued and pending) that will be listed in the Sublicense Agreement. ECC will warrant that, by combining the materials and operating the Equipment in accordance with such "specifications," the LLC will possess the technical knowledge to produce Products that are in conformity with prototype samples.

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Mr. Earl W. Shapiro
November 13, 1996
Page 3


         f. The parties will develop an economic model which (the "Economic Model") shall illustrate, on a hypothetical basis, the expected revenue and cost components for the production and sale of the QPC sandwich container (which is expected to be the first product ordered by McDonald's Corp.), and which shall include such items as materials, process efficiency (both uptime and throughput rate), facility expenses, staffing requirements, utility usage, packaging costs, overhead and the capitalization and amortization rates for the Equipment and the plant facility. The parties will cooperate with one another to develop additional economic models for the other Products to be manufactured and distributed by the LLC.

         g. Immediately following the execution of this letter, Prairie shall take the lead in negotiating and procuring an agreement with McDonald's Corp. or its affiliates (the "McDonald's Contract"), pursuant to which McDonald's Corp. will be obligated to purchase, and the LLC will be obligated to sell, at least 600 million units of QPC or other sandwich containers on an annual basis over such periods of time, at such delivery dates and prices, and subject to such product specifications, quality control measures and other material terms and conditions as ECC and Prairie shall mutually agree (it being understood that any price obtained for the QPC sandwich container which is at least equal to the price set forth in the Economic Model will be acceptable to the parties). Prairie will provide McDonald's Corp. with such reasonable assurances as McDonald's may request relating to the LLC's ability to fulfill its obligations under the McDonald's Contract. The parties shall cooperate with one another and use all commercially reasonable efforts to ensure that the LLC timely fulfills its obligations under the McDonald's Contract.

    2.   INSTALLATION OF EQUIPMENT AND PLANT; WORKING CAPITAL.

         a.   ECC'S OBLIGATIONS.

              (i) INSTALLATION OF EQUIPMENT. Following execution of the McDonald's Contract, ECC will acquire and install, at its cost, at least four fully integrated lines of Equipment at the Plant Facility described in Section 2(b)(i) below and lease them to the LLC on a triple net lease basis pursuant to the terms set forth in the Definitive Agreements (the "ECC Lease"). The lines will be installed at such times as will be reasonably necessary to satisfy the LLC's delivery commitments under the McDonald's Contract. Following installation, each Line of Equipment must run for at least 30 continuous days, 24 hours per day, and produce units of commercially marketable QPC containers at a rate of 150 million units per annum at the staffing levels set forth in the Economic Model. The date each Line has achieved this standard is referred to as the "Start Date" as to that particular Line. As more fully set forth in Section 2(a)(iii) below, ECC shall bear all costs in procuring, installing and testing each Line of Equipment until the Start Date for that Line is met.

              (ii) UPGRADES TO EQUIPMENT; REMOVAL.

                   (A) ECC will agree to upgrade each material component of an existing Line of Equipment, at its cost, provided that ECC is reasonably satisfied that the upgrade

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Mr. Earl W. Shapiro
November 13, 1996
Page 4


will result in at least a 33-1/3% reduction in the direct costs of operating the component to be upgraded after factoring in the higher lease cost attributable to the upgraded component (a "Required Upgrade"), or as otherwise may be agreed to by ECC and Prairie. If a component is to be replaced in its entirety, then the ECC Monthly Lease Payment (as defined below) shall be appropriately adjusted to reflect the elimination of the unamortized cost of the replaced component (computed on a seven-year life), and the addition of the cost of the new component (computed also on a seven year life from the date of installation).

                    (B) If Prairie elects to make an upgrade to the Equipment which is not a Required Upgrade, and ECC approves such upgrade (which approval shall not be unreasonably withheld), then Prairie shall fund the pre-agreed costs of the upgrade and the Prairie Monthly Lease Payment shall be appropriately adjusted to reflect the cost of the upgrade and the amortization of such cost over a seven year period from the date the upgrade is completed at the same amortization rate as would apply to an ECC upgrade.

                    (C) ECC shall have the right to remove at its sole cost any Line of Equipment, or a component thereof, which is not being utilized by the LLC for at least 75% of its rated daily capacity for a continuous 12 month period following the Start Date for such Line. The ECC Monthly Lease Payment shall be appropriately adjusted to reflect the elimination of the Line of Equipment or component thereof.

             (iii)  CONTRIBUTION OF CERTAIN START-UP COSTS.

                    (A) ECC will contribute to the LLC, as a capital contribution, any costs incurred in procuring and installing the Equipment, and in retrofitting and improving the Plant Facility to accommodate the LLC's start-up operations, that exceed the total estimated capitalization figures set forth in the Economic Model.

                    (B) Following the execution of the Definitive Agreements (as defined in Section 10 below), ECC shall contribute to the LLC sufficient funds to meet the LLC's start-up costs which are attributable to the testing and start-up of each Line of Equipment until such Line has achieved its Start Date (as defined in Section 2(a)(i) above). For this purpose, start-up costs shall be defined as the difference, if any, between (i) the cash expenditures incurred by the LLC prior to the Start Date for each Line of Equipment which are attributable to the operation of such Line (inclusive of utility charges, materials usage, labor, inventory build-up, packaging, maintenance, and equipment insurance, but exclusive of depreciation, and the ECC and Prairie Monthly Lease Payments), and (ii) the cash revenue (i.e., sales revenue less royalty costs) associated with the sale of Products produced by the Line of Equipment prior to its Start Date. ECC shall have the right to control all costs of the LLC prior to the Start Date for each Line of Equipment.

         b.  PRAIRIE'S OBLIGATIONS.

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Mr. Earl W. Shapiro
November 13, 1996
Page 5


             (i) LEASE OF PLANT. On or before the date the first Line of Equipment is to be installed by ECC, Prairie will provide and lease to the LLC, on a triple net lease, "turnkey" basis, a contiguous portion of its main plant facility in the Chicago area (the "Plant Facility"), with appropriate capacity and utility hook-ups, to safely house and operate the Equipment, and to provide suitable office, supply and inventory space, transportation facilities and other functions necessary to successfully manufacture and distribute the Products (the "Prairie Lease"). The size, physical location and specifications of the Plant will be subject to ECC's reasonable approval. Prairie will be reimbursed for all costs it incurs in operating the Plant Facility (e.g., facility insurance, property taxes, security, common area expenses), provided such costs do not exceed the amounts or allowances set forth in the Economic Model. ECC shall fund all costs in retrofitting and improving the Plant Facility to accommodate the LLC's start-up operations. ECC personnel or consultants will be permitted access to the Plant Facility as is reasonably necessary in order for them to fulfill ECC's obligations or protect its rights under the Definitive Agreements.

            (ii)    CONTRIBUTION OF WORKING CAPITAL.

                    (A) Following the Start Date for each Line of Equipment, Prairie shall contribute to the LLC an amount equal to the negative cash flow attributable to the operation of that Line, provided, however, that Prairie shall have the right to terminate the LLC pursuant to Section 7(c) if Prairie's contributions under this Section exceeds $500,000 in the aggregate.

                    (B) Following the Start Date for all Lines of Equipment (the "Completion Date"), Prairie shall contribute all of the capital required to operate the LLC's business, and it shall also make a cash contribution equal to the cost of all inventory on hand as of the Completion Date at the cost per unit set forth in the Economic Model. Such cash contribution shall be distributable to ECC to reimburse it for its inventory build-up expenditures.

           (iii)    LOAN-OUT OF EMPLOYEES

                    (A) Prairie will enter into an employee loan-out agreement with the LLC pursuant to which Prairie will provide the LLC, at Prairie's cost, with the employees necessary to staff and operate the Equipment and to otherwise attend to the administration, supervisory, marketing and distribution functions of the LLC, all as set forth in the Economic Model.

                    (B) Prairie shall be reimbursed for such costs out of operating revenue (i.e., it shall be reimbursed prior to distributions being made pursuant to Section 4(b) or (c)). Prairie shall be reimbursed for such labor at the rates set forth in the Economic Model (which rates include an allocable share of Prairie's employee benefits, taxes and workman's compensation insurance), provided, however, in the event that within a reasonable period of time following commencement of the LLC's operations, the labor rates paid to Prairie employees change from the rates set forth in the Economic Model, then the LLC Board shall modify the

Mr. Earl W. Shapiro
November 13, 1996
Page 6


LLC's rates so that from that point forward, they are substantially equivalent to the rates Prairie pays its similarly situated employees for comparable services.

     3.  OWNERSHIP OF TECHNOLOGICAL IMPROVEMENTS.

         a. ECC will own all Product, Process and Design Improvements (collectively, the "Improvements") developed by the LLC. ECC shall license such Improvements, as well as any other Improvements developed by ECC, either individually or jointly with others (to the extent it is contractually permitted to do so), to the LLC free of additional royalty expense. Following termination of the LLC, ECC will grant Prairie a royalty free, non-exclusive license to utilize or practice any Process Improvements developed exclusively by Prairie during the term of the LLC.

         b. The LLC will be charged at a rate equal to ECC's or Prairie's cost for any technical services requested by the LLC to implement such Improvements or to perform any other technical services that ECC or Prairie is not obligated to perform under the terms of this agreement in principal.

     4.  DISTRIBUTIONS BY THE LLC.

         a.  From the LLC's gross revenue for each month, the LLC shall pay
(i) the 20% royalty owed to ECC, and (ii) all direct operating costs associated with labor, supplies, marketing, distribution and facility operations, repairs and maintenance of the Equipment and the Plant, product and liability insurance premiums, property and other taxes, security, utilities and any other expenses properly chargeable to the LLC or as agreed to by the Board (discussed below).

         b. After deducting the foregoing expenses, the "Net Revenue" shall be distributed by the LLC at such times and in such total amounts as the LLC board shall agree in the following manner (subject to Section 4(c)):

             (i) First, to Prairie until Prairie has been repaid in full its capital contributions to the LLC pursuant to Section 2(b)(ii) plus a 15% per annum preferred return thereon calculated from the date such contributions were made.

             (ii) Second, to Prairie and ECC, in proportion to the Prairie and ECC Monthly Lease Payments, until all lease amounts (due or past due) have been paid in full. Any Monthly Lease Payments not paid when due will bear interest at the rate of 15% per annum.

                    (A) The Prairie Monthly Lease Payment shall be fixed at the amount set forth in the Economic Model and shall commence accruing on the date that the Plant Facility is turned over to ECC for installation of the first Line of Equipment, and ECC accepts such Plant Facility on behalf of the LLC, which acceptance shall not be unreasonably withheld.

Mr. Earl W. Shapiro
November 13, 1996
Page 7


The Prairie Monthly Lease Payment shall be adjusted for any Equipment upgrades made by Prairie pursuant to Section 2(a)(ii)(B) in the manner provided therein.

                    (B) The ECC Monthly Lease Payment for each Line of Equipment shall be fixed in the Economic Model and shall commence on the Start Date for such line. It is anticipated that the ECC Monthly Lease Payment will approximate that amount sufficient to amortize ECC's out of pocket costs that are incurred to (i) retrofit and improve the Plant Facility to accommodate the LLC's start-up operations, and (ii) procure, install and test the LLC's four Lines of Equipment, which costs are estimated to aggregate $2.75 million per Line. Such costs shall be amortized over seven years at a 12% interest rate (such total lease payment, as indicated in the Economic Model is defined herein as the "Total ECC Lease Obligation"). A similar lease rate shall be applied to the cost of Equipment upgrades. ECC shall cease to receive the ECC Monthly Lease Payment in respect of a Line of Equipment (or upgrade thereof) once it has received distributions under
Section 4(b)(ii) in respect of such Line of Equipment (or upgrade) equal to the sum of (i) the Total ECC Lease Obligation with respect to such Line (or upgrade), plus (ii) the 35% per annum return thereon in respect of any delinquent ECC Monthly Lease Payments. The date that the ECC Monthly Lease Payments cease in respect of the initial four Lines of Equipment is referred to as the "Initial Lease Termination Date."

              (iii) Finally, 80% to Prairie and 20% to ECC until the Initial Lease Termination Date, and thereafter 60% to Prairie and 40% to ECC (with proportionate adjustments to be made to such ratios in the event the cessation of the ECC Monthly Lease Payments does not occur concurrently for all of the four Lines of Equipment).

         c. If the LLC's aggregate distributions pursuant to Section 4(b) from the commencement of its operations through the end of any fiscal year exceeds the cumulative distributions that the LLC was targeted to make through the end of such fiscal year based on the Economic Model, then the LLC shall distribute to ECC from such excess distributions an amount that it is intended to amortize and repay to ECC over a five year period the total amount of its capital contributions made to the LLC under Section 2(a)(iii). Once such capital contributions have been repaid for any particular year, the "excess" distributions will be distributed in the manner and priority set forth in Section 4(b).

    5.   MANAGEMENT.

         a. OPERATIONS. The LLC's day to day operations will be managed by Prairie representatives.

         b.   BOARD OR POLICY CONTROL.

              (i) Except as set forth in Section 5(a) above, the LLC's fundamental business strategies will be governed by a Board of Managers comprised of four individuals--two appointed by ECC and two appointed by Prairie.

Mr. Earl W. Shapiro
November 13, 1996
Page 8


              (ii) Decisions of the Board will be made by a majority of the Managers, and Board approval will be required for such critical issues as (i) the LLC's ability to borrow money or encumber its assets, (ii) annual and capital budgets, distribution policies or any material deviations therefrom,
(iii) material modifications to the Equipment (iv) modifications to the composition and process "specifications" for any Product, (v) the disposition of any material asset (other than inventory) or any merger, consolidation, or similarly reorganization of the LLC, (vi) the entering into, or modification of, any intercompany agreement between the LLC, on the one hand, and ECC, Prairie or their affiliated companies, on the other hand, (vii) modifications to preapproved insurance coverages, (viii) the issuance of LLC interests to any other party, (ix) the implementation of, and changes to, the fundamental business and marketing strategies as previously agreed upon by the Board, and (x) the entering into, or amendment of, or termination of material contracts, such as the McDonald's Contract. Notwithstanding the foregoing, ECC shall have no veto right, or control over, annual budgets if, for the immediately preceding fiscal year, the ECC Monthly Lease Payments are current. Except as set forth in Section 1(g), Prairie shall have the right to make all pricing decisions for the sale of the Products provided such prices are at least equal to 90% of the amounts set forth in the Economic Model developed with respect to such Product.

              (iii) ECC will have the right to suspend the manufacture or distribution of any Product by the LLC if its quality is substandard in accordance with ECC's standard quality control manual or procedures to be prepared and issued by ECC, which manual or procedures shall be commercially reasonable.

              (iv) The Board representatives shall endeavor to resolve all issues in good faith and in a manner that is commercially reasonable under the circumstances and, with respect to those issues affecting the McDonald's Contract, in a manner that will reasonably assure the LLC's fulfillment of its material obligations thereunder. If, after applying these standards, the board members are unable to resolve any issue that is material to the ongoing operations of the LLC, then the board will immediately submit the matter to binding arbitration or other form of alternative dispute resolution.

              (v) The Board shall take all commercially reasonable steps to ensure that the LLC makes cash distributions to the parties in amounts necessary to timely discharge their federal and state income tax liabilities associated with the taxable income generated by the LLC.

    6. MCDONALD'S PRIORITY. It is acknowledged by the parties that ECC may have commitments to McDonald's Corp. to supply its U.S. domestic store owners or franchisees with the production capacity from the first 16 lines of equipment purchased and installed by ECC for the manufacture and distribution of McDonald's sandwich containers, or such lesser capacity as ECC, in its reasonable judgment, considers appropriate to satisfy McDonald's purchase orders or equivalent commitments (the "McDonald's Production Priority"). Each line of equipment shall be considered to have a production capacity of at least 150 million units per year. It is anticipated that the LLC's Equipment will be subject to McDonald's Production Priority and, in such event,

Mr. Earl W. Shapiro
November 13, 1996
Page 9


the LLC will be operated in a manner that will enable ECC to fulfill its obligations thereunder, provided such operations are consistent with the terms and provisions of the McDonald's Contract. It is anticipated that the LLC will be able to dedicate any production of sandwich containers in excess of 600 million units per year (assuming four Lines of Equipment) to other consumers or end users.

    7.   TERMINATION EVENTS.

         a. EITHER PARTY. Except as set forth in Section 7(b) and (c) below, neither party may terminate the LLC during the term of the McDonald's Contract except by mutual consent. Following termination of the McDonald's Contract, either party may terminate the LLC (i) upon the termination of the Sublicense Agreement, or (ii) upon the other party's failure to perform any material obligation under the LLC agreement after written notice and a 90 day cure period. Each party's material obligations shall be defined in the Definitive Agreements. It is expected that Prairie will be in breach of its material obligations if it (A) materially modifies the Technology or the composition or process specifications for any Product without ECC's consent, which consent shall not be unreasonably withheld, (B) fails to operate the Equipment in accordance with the manufacturer's operating manuals resulting in material damage to the Equipment, (C) willfully violates commercially reasonable control standards in marketing substandard Products utilizing ECC's trade name, (D) fails to cause the LLC to pay the ECC Monthly Lease Payment when it is due and payable in accordance with Section 4(b)(ii), and
(E) fails to make the capital contributions required under Section 2(b)(ii) when due, provided that, in each of the cases under clauses (A) through (E), the LLC or ECC is materially damaged thereby. In the case of ECC, such material obligations will include the obligation to make the capital contributions required under Section 2(a)(iii) when due.

         b. ECC'S RIGHT TO TERMINATE. Upon 14 days notice, ECC may terminate the LLC if (i) the ECC Monthly Lease Payment is six months or more in arrears, or (ii) ECC has funded more than $3 million in capital contributions under Section 2(a)(iii)(B) and it continues to have a funding obligation under that Section.

         c. PRAIRIE'S RIGHT TO TERMINATE. Upon 14 days notice, Prairie may terminate the LLC if (i) the Prairie Monthly Lease Payment is six months or more in arrears, or (ii) Prairie has funded more than $500,000 in capital contributions under Section 2(b)(ii)(A) that have not been reimbursed under
Section 4(b)(i).

    8.   EFFECT OF TERMINATION.

         a. EQUIPMENT AND PLANT. Upon termination of the LLC, the Equipment and Plant Facility will revert back to ECC and Prairie, respectively, in their capacities as lessors.

         b. CASH PROCEEDS. Any cash proceeds available upon or following the LLC's termination, including any proceeds from the collection of receivables or the sale of inventory and assets (other than the Equipment and the Plant) shall be applied to discharge all of the LLC's

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Mr. Earl W. Shapiro
November 13, 1996
Page 10


debts and obligations. The costs of removing and transporting the Equipment ("Equipment Removal Expenses"), and expenses incurred in returning the Plant Facility to its pre-lease condition ("Plant Restoration Expenses"), shall be expenses of the LLC and shall be satisfied prior to any equity distributions being made to the parties under Section 4. After setting aside such reserves for contingent liabilities as the Board shall agree, the balance of the LLC's cash (including any funds ultimately released from reserves) shall be distributed to the parties in the manner and in the priority set forth in
Section 4(b) and (c). If the LLC does not have sufficient cash on hand following the payment of its obligations to satisfy the Equipment Removal and Plant Restoration expenses, then the available cash shall be applied prorata to reduce such expenses, and ECC shall pay for the remaining Equipment Removal Expenses, and Prairie shall pay for the remaining Plant Restoration Expenses.

          c. TECHNOLOGY. Upon termination of the LLC, all Technology and Improvements thereto will revert to ECC under the Sublicense Agreement (subject to the provisions of Section 3(a)).

          d. MCDONALD'S CONTRACT. Notwithstanding the foregoing, if any party rightfully terminates or causes a termination event to occur during the term of the McDonald's Contract, the non-terminating party may, at its option, continue the operations of the LLC until a reasonable period of time following the termination of the McDonald's Contract. Such operations will be conducted in a manner that is reasonably required to satisfy the LLC's material obligations under the McDonald's Contract. As soon as commercially reasonable following such termination, an accounting shall be made, as of the termination date, of the LLC's available cash, collectible receivables and realizable value of inventory (collectively, the "Available Assets"), as well as the LLC's accrued operating expenses and other current liabilities (collectively, the "Current Liabilities"). In the event the Current Liabilities exceed the Available Assets, then the Available Assets will be applied to satisfy the Current Liabilities. If the Available Assets exceed the Current Liabilities, the amount of the excess is referred to herein as the "Net Available Assets." Promptly following such calculation and the monetization of any non-cash assets comprising the Net Available Assets, the LLC shall distribute to the terminating party that portion of the Net Available Assets that it would have received had the net entire Net Available Assets been reduced to cash as of the termination date and distributed to the parties pursuant to Section 4(b) or (c), as applicable. Following such payment, the terminating party shall have no further interest in the LLC or its assets. The non-terminating party shall continue the operations of the LLC following such termination and shall fund all expenses and receive all revenues that are incurred or realized following the date of termination. The non-terminating party shall also indemnify the terminating party from any obligations incurred by the LLC following the termination date. Furthermore, if Prairie is the terminating party, ECC shall assume Prairie's obligations, if any, under the lease for the Plant Facility (assuming ECC elects to continue the LLC). If the non-terminating party does not elect to continue the LLC, the LLC's operations shall be wound up and its assets disposed of in the manner set forth in Section 8(a), (b) and (c) above.

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Mr. Earl W. Shapiro
November 13, 1996
Page 11


     9.   ASSIGNMENT OF LLC INTERESTS.

          a. VOLUNTARY TRANSFERS. Neither party may transfer its interest in the LLC to a third party without the consent of the other party which consent shall not be unreasonably withheld (except in the case of a merger or sale of substantially all the assets of, or controlling interest in, a party to the LLC).

          b. ENCUMBRANCE OF ASSETS. It is acknowledged that the Equipment and Plant may be encumbered by the respective lessors to facilitate financing, related to the acquisition of the equipment and plant, provided the financing will be incurred in a manner that will not disrupt pre-existing financial arrangements of parties. Each lessor will agree to hold the LLC harmless from any liability for such indebtedness.

          c. TRANSFERS BY OPERATION OF LAW. Except as set forth in Section 9(a), if any party transfers its LLC interest by operation of law (e.g., bankruptcy, dissolution), the other party shall have an option to terminate the LLC or purchase the interest of the transferring party for its fair market value (as determined by third party appraisal).

     10.  DEFINITIVE AGREEMENTS.

          a. While the foregoing represents our current understanding, it is agreed that this letter of intent does not create any binding obligation, expressed or implied, on the part of ECC or Prairie with respect to the matters referred to herein, except as set forth in Section 11. Promptly after the execution of this letter, (i) Prairie shall take the lead in negotiating and procuring the McDonald's Contract, (ii) ECC will take the lead in negotiating McDonald's Production Priority, and (iii) the parties shall negotiate and execute a definitive LLC operating agreement, Sublicense Agreement, Distribution Agreement (if required), Employee Loan-Out Agreement, and lease agreements with respect to the Equipment and the Plant (collectively, the "Definitive Agreements"), in form and substance mutually satisfactory to the parties and containing terms, conditions, covenants and representations customary to transactions of the type outlined above, including, without limitation, the terms and conditions described herein. The parties may make non-material modifications to the foregoing terms and conditions to satisfy any tax or liability concerns, provided the economic substance of the transactions described herein is not altered in any material way. Until the Definitive Agreements are entered into, the parties shall continue to be bound by any other written agreements that may exist between them (including any confidentiality restrictions or other obligations of non-disclosure). Such agreements shall terminate upon the due execution and delivery of the Definitive Agreements. It is anticipated that the Definitive Agreements will be executed prior to, and shall become effective upon, the execution of the McDonald's Contract and the McDonald's Production Priority.

          b. It is envisioned that, subject to the validity of such arrangements under the antitrust laws, the Definitive Agreements will contain three "exclusivity" provisions designed to protect Prairie's interests which will be further developed by the parties.

Mr. Earl W. Shapiro
November 13, 1996
Page 12


              (i) The first exclusivity provision will restrict ECC and any of its joint ventures or other affiliated entities ("ECC Affiliates") from contracting with Sysco for the sale of ECC Products for a period of three years from the date the Definitive Agreements are entered into, or until the LLC has received $30 million in annual gross revenues from Product sales to Sysco or its affiliates, whichever occurs first, subject, however, to Sysco's approval of such restriction, and provided further that the Lines of Equipment procured to satisfy Sysco's demands are operated at at least 75% of the production levels set forth in the Economic Model.

             (ii) The second exclusivity provision will restrict ECC from directly competing with the LLC by engaging in the manufacture, distribution or sale of ECC Products in the Territory until such time as the earlier of:

                     (A) The LLC has generated at least $40 million in gross revenues on an annual basis; or

                     (B) The LLC is unable to satisfy customer demand for the ECC Products in the Territory.

            (iii) The third exclusivity provision will authorize ECC to grant to the LLC a priority right (vis-a-vis ECC and its affiliated entities) to negotiate with certain key customers identified by ECC and Prairie, and to procure purchase orders or equivalent commitments from such customers for the LLC's Products, for a three year period from the date the Equipment is brought on line to satisfy the demands of such customer, provided the LLC (or Prairie on behalf of the LLC) procures a material purchase order or other commitment from such customer within nine months from the date of grant on terms and conditions approved by the LLC Board. In the event that the customer demands additional production beyond that which the Equipment dedicated to that customer can supply, the LLC will have a first right of refusal to acquire and lease from ECC the Equipment necessary to fulfill the customer's demand upon such terms and conditions as the LLC board may approve.

     11. EXPENSES. Each party shall bear its own legal and professional expenses, as well as any finder's or similar fees, in connection with the negotiation and execution of this letter of intent and the Definitive Agreements.

     12. TERMINATION. This letter shall terminate if the Definitive Agreements have not been entered into within 45 days following the date of this letter of intent, or if the McDonald's Contract has not been entered into within 60 days following the date of this letter, unless the parties mutually agree to an extension of such terms. Such termination shall not affect the rights and obligations of the parties under any existing agreement between them as of the date of termination, including any confidentiality restrictions or other obligations of non-disclosure.

     13. GOVERNING LAW. The terms of this letter shall be governed by and construed in accordance with the laws of the State of Delaware without reference to principles of conflicts of laws.

Mr. Earl W. Shapiro
November 13, 1996
Page 13


     If the foregoing accurately reflects the agreement in principle between us, please so indicate by executing this letter in the space provided below and returning a copy to ECC.


                                       EARTHSHELL CONTAINER
                                       CORPORATION


                                       By: /s/ SIMON K. HODSON
                                          ---------------------------------
                                          Simon K. Hodson, Vice Chairman of
                                          the Board and Chief Executive
                                          Officer

Accepted and Agreed to this
14th day of November 1996

PRAIRIE PACKAGING, INC.


By: /s/ EARL W. SHAPIRO
   ---------------------------------
   Earl W. Shapiro, President

[LOGO]


April 17, 1997

Mr. Earl W. Shapiro
President
Prairie Packaging, Inc.
7207 S. Mason Avenue
Bedford Park, IL 60638

     Re:  DEVELOPMENT OF MANUFACTURING PLANT

Dear Earl:

     With reference to our letter agreement dated November 13, 1996 (the "Letter of Intent"), this will confirm that we have agreed to amend Paragraph 12 of the Letter of Intent to read in its entirety as follows:

          "12. TERMINATION. This letter shall terminate if the Definitive Agreements have not been entered into by July 31, 1997, or if the McDonald's Contract has not been entered into by August 31, 1997, unless the parties mutually agree to an extension of this letter.
     Such termination shall not affect the rights and obligations of the parties under any existing agreement between them as of the date of termination, including any confidentiality restrictions or other obligations of non-disclosure."

     Except as set forth above, the terms and provisions of the Letter of Intent shall remain unmodified and shall continue in full force and effect.

     If the foregoing accurately reflects our agreement, please so indicate by executing this letter in the space provided below and returning one executed copy to me. Thank you in advance for your attention to this matter.

                                       EARTHSHELL CONTAINER CORPORATION

                                       By /s/ SIMON K. HODSON
                                         ----------------------------------
                                         Vice Chairman and Chief Executive
                                         Officer


Accepted and Agreed to this
______ day of April 1997

PRAIRIE PACKAGING, INC.

By: /s/ EARL W. SHAPIRO
   -------------------------------
   Earl W. Shapiro, President

September 3, 1997


Mr. Earl W. Shapiro
President
Prairie Packaging, Inc.
7207 S. Mason Avenue
Bedford Park, IL  60638

    Re:  DEVELOPMENT OF MANUFACTURING PLANT
         ----------------------------------

Dear Earl:

    With reference to our letter agreement dated November 13, 1996 (the "Letter of Intent"), this will confirm that we have agreed to amend Paragraph 12 of the Letter of Intent to read in its entirety as follows:

         "12. TERMINATION. This letter shall terminate if the Definitive Agreements have not been entered into by November 30, 1997, or if the McDonald's Contract has not been entered into by December 31, 1997, unless the parties mutually agree to an extension of this letter. Such termination shall not affect the rights and obligations of the parties under any existing agreement between them as of the date of termination, including any confidentiality restrictions or other obligations of non-disclosure."

    Except as set forth above, the terms and provisions of the Letter of Intent shall remain unmodified and shall continue in full force and effect.

    If the foregoing accurately reflects our agreement, please so indicate by executing this letter in the space provided below and returning one executed copy to me. Thank you in advance for your attention to this matter.


                                  EARTHSHELL CONTAINER CORPORATION

                                  By:  /s/ Simon K. Hodson
                                      -------------------------------
                                      Simon K. Hodson, Chief Executive Officer

Accepted and Agreed to this
28 day of August 1997

PRAIRIE PACKAGING, INC.

By:  /s/ Earl W. Shapiro
    -------------------------------
    Earl W. Shapiro, President